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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY
                               -----------------

     Each person whose signature appears below hereby constitutes and appoints Ronald J. Ciancio and Thomas W. Reedy, and each of them, the true and lawful attorney-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned and to file the same, with all exhibits thereto, in any and all capabilities, to sign any and all amendments and any registration statement filed on behalf of General American Railcar Corporation II pursuant to Rule 462(b) of the Securities Act of 1933, as amended (including post-effective amendments thereto and other documents in connection therewith), with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.



                                 /s/ Peter H. Sorensen
                                 -----------------------------------------
                                 Peter H. Sorensen
                                 Director
                                 General American Railcar Corporation II



                                 /s/ Frank B. Bilotta
                                 -----------------------------------------
                                 Frank B. Bilotta
                                 Director
                                 General American Railcar Corporation II